SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 5, 2008

INTEGRATED MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

524 East Weddell Drive
Sunnyvale, CA  94089
(Address of principal executive offices)

Rene Schena
524 East Weddell Drive
Sunnyvale, CA  94089
(Name and address of agent for service)

408-744-1711

(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 –Other Events

On February 11, 2009 the board of directors of Integrated Media Holdings, Inc. resolved to abandon its one year long effort to convert substantial preexisting debt to equity and to increase the number of shares the corporation is authorized to issue in order to facilitate growth financing and potential acquisitions because of repeated comments from the Securities and Exchange Commission staff in response to the corporation’s information statement.

As a result of such change, the board of directors further resolved to amend its pending information statement on Form 14C to reflect only the reincorporation from Delaware to Nevada and the resulting change of corporate name to Arrayit Corporation.  All the original terms and conditions of the corporation’s existing debt and the number of shares the corporation is authorized to issue will remain unchanged.

ITEM 9.01 – Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MEDIA HOLDINGS, INC.

Date: February 11, 2009	By:/s/ Rene' A. Schena
Name: Rene’ A. Schena Title: Chairman, Director, and CEO